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FOR IMMEDIATE RELEASE
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DECEMBER 9, 2003

                   ISRAMCO, INC. ANNOUNCES MANAGEMENT CHANGES

     HOUSTON, TEXAS DECEMBER 9, 2003 -- ISRAMCO, INC., (NASDAQ: ISRL) announced today that Daniel Avner, Vice President, has resigned from his position, for personal reasons, including focusing on other business opportunities and projects. The Company thanked Mr. Avner for his contribution to the Company and wished him well in his future endeavors.

     The Company also announced the appointment of Doron Avraham as its new Vice President.

     Until his employment with the Company, Doron, 29, was Vice President of Operations in Silverled, Ltd., a European based company primarily engaged in the field of asset management where he supervised operations control, business development and strategy and operations. "I am thrilled to be joining Isramco and look forward to working with our management team", Mr. Avraham said.

     Haim Tsuff, Chief Executive Officer, said "We are excited to have Doron on board. We believe that he brings much needed experience to our management team."

FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2002, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.